Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-153088) and related prospectus of ViroPharma Incorporated of our report dated March 13, 2008, with respect to our audits of the consolidated financial statements of Lev Pharmaceuticals, Inc. (the “Company”) as of December 31, 2007 and 2006 and for each of the years in the three-year period ended December 31, 2007 which included an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern and our report dated March 13, 2008 on our audit of internal control over financial reporting of the Company which are included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

In addition, we consent to the reference to our firm under the caption “Experts” in this Amendment No. 1 to the Registration Statement on Form S-4.

/s/ Eisner LLP

New York, New York

September 18, 2008